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                                                    Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             REX Stores Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                                      31-1095548
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

       2875 Needmore Road
           Dayton, Ohio                                      45414
(Address of principal executive offices)                   (Zip Code)


                    2001 Nonqualified Executive Stock Options
                            (Full title of the plan)

                                 Stuart A. Rose
                                    Chairman
                             REX Stores Corporation
                               2875 Needmore Road
                               Dayton, Ohio 45414
                     (Name and address of agent for service)

                                 (937) 276-3931
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                            Proposed           Proposed
Title of securities   Amount to be      maximum offering   maximum aggregate        Amount of
  to be registered     registered        price per share     offering price     registration fee
Common Stock,
$.01 par value.....  975,000 shares(1)       $12.01(1)          $11,709,750           $ 2,927

(1) Adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend payable August 10, 2001 to shareholders of record at the close of business on July 31, 2001.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

     The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by REX Stores Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30 and July 31, 2001.

     3. The description of the shares of common stock of the Company contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or

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superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Legal matters in connection with the offering of the shares of common stock pursuant to the Company's 2001 Nonqualified Executive Stock Options are being passed upon for the Company by Chernesky, Heyman & Kress P.L.L., Dayton, Ohio. Edward M. Kress, a partner of Chernesky, Heyman & Kress P.L.L., is Secretary and a director of the Company. Mr. Kress owns 30,001 shares of REX common stock for his own account, holds 28,624 shares as trustee for the benefit of others and holds options to purchase 65,980 shares under the Company's stock option plans.

Item 6. Indemnification of Directors and Officers.

     Article VII of the registrant's By-laws provides that it shall indemnify its officers and directors to the extent permitted by the General Corporation Law of Delaware.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the

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person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Under Section 145, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other legal entity, against any liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145. The registrant maintains directors and officers liability insurance coverage.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit. The registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, directors of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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Item 8. Exhibits.

     See Exhibit Index on page 8.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on September 20, 2001.

                                                   REX Stores Corporation


                                                   By  /s/ Stuart A. Rose
                                                       ----------------------
                                                       (Stuart A. Rose,
                                                       Chairman of the Board)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                           Capacity                           Date
            ---------                           --------                           ----
/s/ Stuart A. Rose                                                           )
--------------------------------       Chairman of the Board and             )
(Stuart A. Rose)                         Chief Executive Officer             )
                                         (principal executive                )
                                         officer)                            )
                                                                             )
/s/ Douglas L. Bruggeman                                                     )
--------------------------------       Vice President--Finance               )
(Douglas L. Bruggeman)                   and Treasurer (principal            )
                                         financial and accounting            )
                                         officer)                            )
                                                                             )
Lawrence Tomchin*                                                            )
--------------------------------       President, Chief Operating            )   September 20, 2000
(Lawrence Tomchin)                       Officer and Director                )
                                                                             )
                                                                             )
/s/ Edward M. Kress                                                          )
--------------------------------       Secretary and Director                )
(Edward M. Kress)                                                            )
                                                                             )
                                                                             )
Robert Davidoff*                                                             )
--------------------------------       Director                              )
(Robert Davidoff)                                                            )
                                                                             )
                                                                             )
Lee Fisher*                                                                  )
--------------------------------       Director                              )
(Lee Fisher)                                                                 )
                                                                             )
                                                                             )
Alexander C. Schwartz, Jr.*                                                  )
--------------------------------       Director                              )
(Alexander C. Schwartz, Jr.)                                                 )
                                                                             )
                                                                             )
*By/s/ Stuart A. Rose
   --------------------------
   (Stuart A. Rose,
   Attorney-In-Fact)

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                                  EXHIBIT INDEX

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
Exhibit

 23      Consent of Arthur Andersen LLP

 24 Powers of attorney of each person whose name is signed to this registration statement pursuant to a power of attorney


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